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Exhibit 23.1

FORM OF CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2015 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Plains All American Pipeline, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
September 23, 2015

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  Exhibit 23.1
FORM OF CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM